                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            BACKWEB TECHNOLOGIES LTD.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                ISRAEL                                              N/A
--------------------------------------------------------------------------------
(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)

3 ABBA HILLEL STREET, RAMAT GAN, ISRAEL                             N/A
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                      NONE
--------------------------------------------------------------------------------
Securities to be registered pursuant to Section 12(g) of the Act:


                ORDINARY SHARES, NOMINAL VALUE NIS 0.01 PER SHARE
--------------------------------------------------------------------------------
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered

     BackWeb Technologies Ltd. incorporates by reference the description of its securities to be registered hereunder contained under the headings "Description of Share Capital", "Shares Eligible for Future Sale" and "Material United States Federal Income Tax Considerations" contained in the Registrant's Registration Statement on Form F-1, (File Number 333-10358).

Item 2. Exhibits

     The following exhibits are filed as a part of this registration statement:

1.1       Registration Statement on Form F-1, filed on May 14, 1999, along with
          Amendment No. 1 filed on May 24, 1999.
3.1*      Articles of Association of BackWeb Technologies Ltd.
3.2*      Memorandum of Association of BackWeb Technologies Ltd. (English Translation).
4.1*      Specimen of Ordinary Share Certificate.
4.2*      Fourth Amended and Restated Rights Agreement by and among the Company and certain of its shareholders, dated as of March 24, 1999.
4.3*      Form of Liquidity Proposal between the Company and the exchangeable shareholders.

----------------------
* Incorporated by reference to the Exhibits of the same number to the F-1 Registration Statement.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: June 2, 1999                    BACKWEB TECHNOLOGIES LTD.


                                      By: /s/ Hanan Miron
                                         ---------------------------------------
                                         Hanan Miron
                                         Chief Financial Officer